UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 6, 2018

Midland States Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Midland States Bancorp, Inc. (“Midland”) was held on February 6, 2018. Two proposals were presented to the shareholders. The results of the shareholder vote on the proposals were as follows:

To approve the issuance of shares of Midland common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 16, 2017, by and among Midland, Peak Midland Acquisition, LLC, a wholly owned subsidiary of Midland, and Alpine Bancorporation, Inc. (the “Midland Share Issuance Proposal”):

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
14,284,825	91,020	10,147	0

To approve one or more adjournments of the special meeting, if necessary or appropriate, including to permit further solicitation if an insufficient number of votes are cast to approve the Midland Share Issuance Proposal:

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
13,687,721	676,665	21,606	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2018	MIDLAND STATES BANCORP, INC.

	By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President and Corporate Counsel